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                                                                 [EXHIBIT 8(cc)]

 AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT BETWEEN MERRILL LYNCH LIFE INSURANCE
                   COMPANY AND PIONEER FUNDS DISTRIBUTOR, INC.



         THIS AMENDMENT, dated as of the April 14, 2006, by and among Merrill Lynch Life Insurance Company, an Arkansas life insurance company (hereinafter the "Company") on its own behalf and on behalf of each of separate account of the Company set forth in Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as a "Separate Account") and Pioneer Funds Distributor, Inc. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts and a member of the UniCredito Italiano banking group, register of banking groups (hereinafter the "Underwriter").


                                   WITNESSETH:


         WHEREAS, the Company, and the Underwriter, the principal underwriter of the Pioneer Family of Funds (each a "Fund" and collectively, "the Funds"), heretofore entered into a Participation Agreement dated March 1, 2005, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

         WHEREAS, the Company, the Underwriter desire to amend Schedule(s) A and B to the Agreement to add an additional Fund in accordance with the terms of the Agreement.

         NOW, THEREFORE, in consideration of the above premises, the Company and the Underwriter hereby agree:

         1. Amendment. (a) Schedule(s) A and B to this Agreement are amended in their entirety and are replaced by the Schedule(s) A and B attached hereto.

         2. Effectiveness. The amended Schedule(s) A and B of the Agreement shall be effective as the date hereof.

         3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.


                     (Signatures located on following page)



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         IN WITNESS WHEREOF, the Company and the Underwriter have caused the
Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


                                   MERRILL LYNCH LIFE INSURANCE COMPANY

                                   By its authorized officer,

                                   By:
                                      ---------------------------------------
                                         Kirsty Lieberman, VP & Sr. Counsel

                                   Date:


                                   PIONEER FUNDS DISTRIBUTOR, INC.

                                   By its authorized officer,

                                   By:
                                      ---------------------------------------

                                   Date:



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                                   SCHEDULE A


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                                SEPARATE ACCOUNTS
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Each Separate Account established by resolution of the Board of Directors of the
Company under the insurance laws of the State of Arkansas to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

Merrill Lynch Life Variable Annuity Separate Account D
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                                    FUNDS
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CURRENTLY THE FUNDS ARE AS FOLLOWS:

As of March 1, 2005:
Pioneer Fund
Pioneer High Yield Fund
Pioneer Small Cap Value Fund

As of May 1, 2006:
Pioneer Emerging Markets Fund
--------------------------------------------------------------------------------



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                                   SCHEDULE B


In consideration of the services provided by the Company, the Underwriter, or one of its affiliates, agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Fund under the Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.



                                                         SERVICE
FUND                                                       FEES          12b-1 FEE
----------------------------------------------------------------------------------
Pioneer Fund                                               0.20%           0.25%

Pioneer High Yield Fund                                    0.20%           0.25%

Pioneer Small Cap Value Fund                               0.20%           0.25%

Pioneer Emerging Markets Fund                              0.20%           0.25%